PERICOM SEMICONDUCTOR REPORTS
FISCAL THIRD QUARTER 2011 FINANCIAL RESULTS

▪	Revenues and operating expenses were in line with guidance.
▪	Gross margin was below guidance due to higher absorption charges from lower production volume.

San Jose, Calif. – May 4, 2011 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high-speed integrated circuits and frequency control products, today announced results for its fiscal third quarter ended April 2, 2011.

Net revenues for the third quarter were $39.6 million, a decrease of 3% from the $40.7 million reported in the second quarter of fiscal 2011, and up 8% from the $36.7 million reported in the comparable period last year.  The sequential revenue decline primarily resulted from lower volume associated with customer inventory adjustments to align with end user demand, an adjustment period that we believe has now been completed. The second and third quarters of fiscal 2011 included a full three months of Pericom Technology, Inc. (“PTI”) operations, acquired on August 31, 2010.

GAAP gross margin was 31.3% in the third quarter, down from 33.5% last quarter and from 35.3% in the comparable period last year. On a non-GAAP basis, gross margin was 32.6% in the third quarter, which reflects exclusion of share-based compensation, amortization of intangible assets, and amortization of fair value adjustments and compensation expense accruals from the PTI acquisition. The comparable non-GAAP gross margins were 36.3% last quarter and 35.6% in the comparable period last year. The decline in gross margin primarily reflects higher absorption charges from lower production volumes.

GAAP net income attributable to Pericom shareholders for the third quarter was $531,000, or $0.02 per diluted share, compared with net income of $1.8 million, or $0.07 per diluted share in the second quarter, and net income of $3.1 million, or $0.12 per diluted share in the comparable period last year. GAAP net income for the second and third quarters of fiscal 2011 included share-based compensation, amortization of intangible assets, amortization of fair value adjustments, and other PTI acquisition related expenses.  Excluding these items, non-GAAP net income for the third quarter was $2.5 million or $0.10 per diluted share, compared with $4.1 million or $0.16 per diluted share in the second quarter, and non-GAAP net income of $3.8 million, or $0.15 per diluted share in the comparable period last year.

“We believe the inventory corrections are largely complete as our book-to-bill ratio exceeded 1.0 for the first time in three quarters. We reduced in-house inventory 11% and reduced channel inventory by one week to seven weeks at the end of the third quarter. In addition, sales out of our distribution channel increased by 3% from the previous quarter, signaling healthy end user demand” said Alex Hui, President and CEO of Pericom.

 “We continue to see strong adoption of our second and third generation serial connectivity and timing products for computer, communication and consumer applications. Our near term outlook is positive for all Pericom product areas and end markets and we expect to resume revenue growth and gross margin improvement in the remaining quarters of CY2011.”

New Products

In the March quarter, Pericom introduced a total of 17 new products across the Signal Integrity, Timing, and Connectivity product areas.

•
We expanded our solutions for high-speed serial protocol signal integrity by introducing 6 new ReDriverTM products for SATA3, SAS2, and PCIe 2.0/5Gb protocols. These products address volume notebook, server, storage, and embedded market segments, with the SATA3 and SAS2 redrivers offering low power consumption from a competitive standpoint. The PCIe 5Gb ReDriver is optimized for the longer transmission distances in networking and embedded applications.

NEWS RELEASE May 4, 2011

•
Adding to our high-speed connectivity solutions, we introduced 3 new products with highly integrated features for PCIe 3.0 lane and signal switching, HDMI active switching, and USB port charging. The PCIe 3.0 switch targets server, storage, and embedded markets, the HDMI switch targets digital media applications, and the USB Sleep and ChargeTM product for mobile device charging targets the notebook and tablet computing segments.

•
Expanding our timing solutions for next generation platforms, we introduced 8 new products across 2 new HiFlexTM crystal oscillator (XO) and clock generator product families. These 2 new families offer attractively low jitter and package footprints and target server, storage, networking and embedded market segments.

Fiscal Q4 2011 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues in the fourth fiscal quarter are expected to be in the range of $41.5 million to $43.5 million.

•
GAAP gross margins are expected to be between 33.3% and 35.3%, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments, and compensation accruals that are expected to total approximately 1.2%, non-GAAP gross margins are expected to be in the 34.5% to 36.5% range.

•
GAAP operating expenses are expected to be between $12.4 and $13.0 million, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments, and compensation accruals that are expected to total approximately $1.7 million, non-GAAP operating expenses are expected to be in the range of $10.7 to $11.3 million.

•	Other income is expected to be between $0.4 and $0.7 million on a GAAP basis and $0.6 and $0.9 million on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 30-33% on a GAAP basis and 27-30% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on May 4, 2011. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call.  To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Wednesday, May 11th. To listen to the replay, dial (800) 642-1687 and reference conference ID 62720092.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 4, 2011

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory,  acquisition-related expenses, a one-time gain on the previously held interest in PTI, restructuring expenses, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, restructuring expenses associated with headcount reductions, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q4 2011 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, net income and effective tax rate in the fourth fiscal quarter of 2011, and statements from our CEO quoted on the second page of this press release regarding revenue growth and margin improvement, the completion of inventory adjustments, end user demand, strong adoption of Pericom products, the positive outlook for products and markets, and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our quarterly report on Form 10-Q for the quarter ended January 2, 2010, and, in particular, the risk factors sections contained in that report.

Contact: Aaron Tachibana
Pericom Semiconductor
Tel: 408 435-0800
atachibana@pericom.com

- See Attached Tables -

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 4, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	April 2,	January 1,	March 27,	April 2,	March 27,
	2011	2011	2010	2011	2010

Net revenues	$39,555	$40,671	$36,661	$123,001	$105,418

Cost of revenues	27,190	27,058	23,723	82,488	69,900

Gross profit	12,365	13,613	12,938	40,513	35,518

Operating expenses:

Research and development	5,238	5,060	4,251	14,695	12,633

Selling, general and administrative	7,231	6,986	6,201	21,960	19,065

Total operating expenses	12,469	12,046	10,452	36,655	31,698

Income (loss) from operations	(104)	1,567	2,486	3,858	3,820

Interest and other income	1,132	614	1,219	13,683	4,150

Income before income taxes	1,028	2,181	3,705	17,541	7,970

Income tax expense	514	446	1,260	6,338	2,737

Net income from consolidated companies	514	1,735	2,445	11,203	5,233

Equity in net income of unconsolidated affiliates	17	77	608	651	1,671

Net income	531	1,812	3,053	11,854	6,904

Net income attributable to noncontrolling interests	-	-	-	-	(28)

Net income attributable to Pericom shareholders	$531	$1,812	$3,053	$11,854	$6,876

Basic income per share to Pericom shareholders	$0.02	$0.07	$0.12	$0.48	$0.27

Diluted income per share to Pericom shareholders	$0.02	$0.07	$0.12	$0.47	$0.27

Shares used in computing basic income per share	24,993	24,894	25,386	24,926	25,479

Shares used in computing diluted income per share	25,341	25,270	25,697	25,291	25,762

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 4, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	April 2,	January 1,	March 27,	April 2,	March 27,
	2011	2011	2010	2011	2010

Share-based compensation
Cost of revenues	$62	$57	$70	$192	$198
Research and development	421	353	371	1,164	1,065
Selling, general and administrative	708	591	557	1,899	1,598
Share-based compensation expense	$1,191	$1,001	$998	$3,255	$2,861

Amortization of intangible assets
Cost of revenues	$338	$564	$29	$1,171	$87
Selling, general and administrative	290	285	54	704	160
Amortization of intangible assets	$628	$849	$83	$1,875	$247

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 4, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	April 2,	January 1,	March 27,	April 2,	March 27,
	2011	2011	2010	2011	2010
GAAP net income attributable to Pericom shareholders	$531	$1,812	$3,053	$11,854	$6,876
Reconciling items:
Share-based compensation expense	1,191	1,001	998	3,255	2,861
Amortization of intangible assets	628	849	83	1,875	247
Fair value adjustment amortization on acquired inventory	-	412	-	614	-
Gain on previously held interest at PTI	-	-	-	(11,004)	-
Acquisition-related costs	-	4	-	598	-
Interest expense accrual relating to PTI acquisition earnout	204	204	-	482	-
Fair value adjustment to depreciation expense on acquired fixed assets	49	46	-	110	-
Compensation expense accrual relating to PTI acquisition	360	359	-	847	-
Restructuring charge	118	-	-	118
Tax effect of adjustments	(606)	(618)	(318)	2,118	(855)
Total reconciling items	1,944	2,257	763	(987)	2,253
Non-GAAP net income attributable to Pericom shareholders	$2,475	$4,069	$3,816	$10,867	$9,129

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income per share:
GAAP diluted income per share attributable to Pericom shareholders	$0.02	$0.07	$0.12	$0.47	$0.27
Adjustments:
Share-based compensation expense	0.05	0.04	0.04	0.13	0.11
Amortization of intangible assets	0.02	0.03	0.00	0.07	0.01
Fair value adjustment amortization on acquired inventory	-	0.02	-	0.02	-
Gain on previously held interest at PTI	-	-	-	(0.44)	-
Acquisition-related costs	-	0.00	-	0.02	-
Interest expense accrual relating to earnout	0.01	0.01	-	0.02	-
Fair value adjustment to depreciation expense on acquired fixed assets	0.00	0.00	-	0.00	-
Compensation expense accrual relating to PTI acquisition	0.01	0.01	-	0.03	-
Restructuring charge	0.01	-	-	0.01	-
Tax effect of adjustments	(0.02)	(0.02)	(0.01)	0.08	(0.03)
Total adjustments	0.08	0.09	0.03	(0.04)	0.09
Non-GAAP diluted income per share attributable to Pericom shareholders	$0.10	$0.16	$0.15	$0.43	$0.35

Shares used in diluted net income per share calculation:
GAAP	25,341	25,270	25,697	25,291	25,762
Exclude the benefit of share-based compensation expense (1)	362	346	206	324	154

Non-GAAP	25,703	25,616	25,903	25,616	25,916

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 4, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	April 2,	January 1,	March 27,	April 2,	March 27,
	2011	2011	2010	2011	2010
GAAP gross margin	$12,365	$13,613	$12,938	$40,513	$35,518
- % of revenues	31.3%	33.5%	35.3%	32.9%	33.7%
Reconciling items:
Share-based compensation	62	57	70	192	198
Amortization of intangible assets	338	564	29	1,171	87
Fair value adjustment amortization on acquired inventory	-	412	-	614	-
Fair value adjustment to depreciation expense on acquired fixed assets	10	9	-	20	-
Compensation expense accrual relating to PTI acquisition	105	104	-	246	-
Total reconciling items	515	1,146	99	2,243	285
Non-GAAP gross margin	$12,880	$14,759	$13,037	$42,756	$35,803
- % of revenues	32.6%	36.3%	35.6%	34.8%	34.0%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,238	$5,060	$4,251	$14,695	$12,633
- % of revenues	13.2%	12.4%	11.6%	11.9%	12.0%
Reconciling items:
Share-based compensation	(421)	(353)	(371)	(1,164)	(1,065)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(9)	-	(27)	-
Compensation expense accrual relating to PTI acquisition	(117)	(117)	-	(276)	-
Total reconciling items	(548)	(479)	(371)	(1,467)	(1,065)
Non-GAAP research and development expenses	$4,690	$4,581	$3,880	$13,228	$11,568
- % of revenues	11.9%	11.3%	10.6%	10.8%	11.0%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,231	$6,986	$6,201	$21,960	$19,065
- % of revenues	18.3%	17.2%	16.9%	17.9%	18.1%
Reconciling items:
Share-based compensation	(708)	(591)	(557)	(1,899)	(1,598)
Amortization of intangible assets	(290)	(285)	(54)	(704)	(160)
Acquisition-related costs	-	(4)	-	(598)	-
Fair value adjustment to depreciation expense on acquired fixed assets	(29)	(28)	-	(63)	-
Restructuring cost	(118)	-	-	(118)	-
Compensation expense accrual relating to PTI acquisition	(138)	(138)	-	(325)	-
Total reconciling items	(1,283)	(1,046)	(611)	(3,707)	(1,758)
Non-GAAP selling, general and administrative expenses	$5,948	$5,940	$5,590	$18,253	$17,307
- % of revenues	15.0%	14.6%	15.2%	14.8%	16.4%

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE May 4, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	April 2, 2011	July 3, 2010
Assets

Current assets:

Cash and cash equivalents	$23,324	$29,495
Restricted cash	2,947	-
Short-term investments	61,997	76,454
Accounts receivable - trade	25,007	25,365
Inventories	25,452	23,431
Prepaid expenses and other current assets	8,929	6,825
Deferred income taxes	3,184	3,119
Total current assets	150,840	164,689

Property, plant and equipment-net	60,247	50,760
Investments in unconsolidated affiliates	2,507	13,183
Deferred income taxes non current	3,904	3,868
Long-term investments in marketable securities	35,532	12,977
Goodwill	16,443	1,681
Intangible assets	16,359	1,452
Other assets	9,894	7,438
Total assets	$295,726	$256,048

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$12,518	$15,585
Accrued liabilities and other	17,983	10,781
Short-term debt	6,995	-
Total current liabilities	37,496	26,366

Industrial development subsidy	8,811	6,577
Other long-term liabilities	8,638	1,199
Total liabilities	54,945	34,142

Shareholders' equity:
Common stock and paid in capital	132,351	130,536
Retained earnings and other comprehensive income	108,430	91,370
Total shareholders' equity	240,781	221,906

Total liabilities and shareholders' equity	$295,726	$256,048

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3545 North Second Street     San Jose, CA   95134     (408) 435-0800